UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the commission only (as permitted by rule 14A-
    6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240-14a-12

                   SOUTHWEST GEORGIA FINANCIAL CORPORATON
           (Exact name of Registrant as specified in its charter)

             _________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid
    [ ] Fee paid previously with preliminary materials:
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No:
(3) Filing Party:
(4) Date Filed:







                                April 19, 2011


Dear Shareholder:

      The Annual Meeting of the Shareholders of Southwest Georgia Financial Corporation will be held on Tuesday, May 24, 2011, in the Southwest Georgia Bank Administrative Services Building, 205 Second Street S.E., Moultrie, Georgia, at 4:30 P.M. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

      In order to ensure that your shares are voted at the meeting, please complete, date, sign, and return the Proxy in the enclosed postage-paid envelope at your earliest convenience. Every shareholder's vote is important, no matter how many shares you own.

      We encourage you to attend this annual meeting of the shareholders and join us in the lobby immediately following the meeting for hors d'oeuvres and refreshments. We look forward to your attendance and continued support.

					Very truly yours,
					/s/DeWitt Drew
					DeWitt Drew
					President and Chief Executive Officer




































                    SOUTHWEST GEORGIA FINANCIAL CORPORATION
                                 P.O. Box 3488
                            201 First Street, S.E.
                            Moultrie, Georgia 31768

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on May 24, 2011

      The annual meeting of shareholders of Southwest Georgia Financial Corporation ("the Corporation") will be held on Tuesday, May 24, 2011, at
4:30 p.m. at the Southwest Georgia Bank Administrative Services Building,
205 Second Street, S.E., Moultrie, Georgia, for the purposes of considering and voting upon:
   1. The election of nine directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified;
   2. Ratification of the appointment of Thigpen, Jones, Seaton & Co., P.C. as our independent auditors for the fiscal year 2011; and
   3. Such other matters as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on April 4, 2011, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

      A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Also enclosed is the Corporation's 2010 Annual Report to Shareholders, which contains financial data and other information about the Corporation. Even if you plan to attend the meeting in Moultrie, Georgia, please provide us voting instructions in one of the following ways as soon as possible:
   * Please mark, sign, date, and return the Proxy promptly in the enclosed business reply envelope; or
   * If your shares are held in "street-name", that is held for your account by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow in order to have your shares voted.

      The Corporation is mailing a full set of its Proxy material to its shareholders. For disclosure purposes, the Corporation's Proxy Statement, Proxy Card, and 2010 Annual Report to the Shareholders are available on the Corporation's web address at http://www.sgfc.com/pdf/2010annualreportandproxy.pdf. This internet posting of the Corporation's Proxy materials will be available on this website on and after April 19, 2011.

      For directions to the annual meeting, call (229) 985-1120.   If you
attend the meeting you may, if you wish, withdraw your Proxy and vote in person.
                                    By Order of the Board of Directors,
                                    /s/DeWitt Drew
                                    DeWitt Drew
                                    President and Chief Executive Officer
April 19, 2011

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                    SOUTHWEST GEORGIA FINANCIAL CORPORATION
                                 P.O. Box 3488
                            201 First Street, S.E.
                            Moultrie, Georgia 31768

                                PROXY STATEMENT

                                April 19, 2011

      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Southwest Georgia Financial Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held on May 24, 2011, and any postponement and adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Corporation. Copies of solicitation materials may be furnished to banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Corporation may solicit Proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 19, 2011.

                QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

      At the Annual Meeting of Shareholders, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the election of nine directors, appointment of independent auditors and any other matters that may properly come before the meeting.

Who is entitled to vote?

      All shareholders of record of the Corporation's common stock at the close of business on April 4, 2011, which is referred to as the record date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock held by them on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

How do I cast my vote?

      You may vote your shares by marking, signing, dating and returning the Proxy in the enclosed business reply envelope provided to you, or you may vote in person at the Annual Meeting. If your shares of common stock are held in "street name", that is held for your account by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow in order to have your shares voted.

      If the Proxy is returned but no choice is specified thereon, it will be voted for Proposal 2 but will not be voted for Proposal 1.

What are the quorum and voting requirements?

      A quorum is present when the holders of a majority of the shares outstanding on the record date are present at the Annual Meeting of Shareholders in person or by proxy. On the record date, the Corporation had outstanding and entitled to vote 2,547,837 shares of Common Stock, par value $1.00 per share.

      The required vote for each item of business at the Annual Meeting is as follows:

   1. For Proposal 1, the election of directors, those nominees receiving the greatest number of votes at the Annual Meeting of Shareholders shall be deemed elected, even though the nominees may not receive a majority of the votes cast.

   2. For Proposal 2, the appointment of independent auditors, the affirmative vote of the majority of votes at the Annual Meeting of Shareholders will be deemed ratified.

   3. For any other business at the Annual Meeting, the vote of a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law.

How are votes counted?

      Abstentions and "broker non-votes" will be counted only for purposes of establishing a quorum, but will not otherwise affect the vote. "Broker non-votes" are proxies received from brokers or other nominees holding shares on behalf of their clients (in "street name") who have not been given specific voting instructions from their clients with respect to non-routine matters. Typically, ratification of auditors is considered a routine matter by brokers and other nominees allowing them to have discretionary voting power to vote shares they hold on behalf of their clients for such matter, but the election of directors is not.

      Because directors are elected by a plurality of the votes cast, the directors that get the most votes will be elected even if such votes do not constitute a majority. Directors cannot be voted "against" and votes to "withhold authority" to vote for a certain nominee will have no effect if the nominee receives a plurality of the votes cast. For all other proposals that come before the meeting, you may vote "for" or "against" the proposal.

      If you hold your shares of common stock in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote.

Will other matters be voted on at the Annual Meeting?

      The Corporation is not aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my Proxy instructions?

      Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering a signed writing revoking it or a duly executed Proxy bearing a later date to the Secretary of the Corporation at Southwest Georgia Financial Corporation, P.O. Box 3488, Moultrie, Georgia 31776-3488. Any shareholder of record as of the record date attending the Annual Meeting may vote in person by ballot whether or not a Proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given Proxy.

      Any shareholder holding shares in "street name" by a broker or other nominee must contact the broker or nominee to obtain instructions for revoking the Proxy instructions.

What other information should I review before voting?

      The 2010 Annual Report to Shareholders, including financial statements for the year ended December 31, 2010, is enclosed with this Proxy Statement. The Annual Report on Form 10-K except for the exhibits is part of the proxy solicitation material. The Corporation will furnish without charge a copy of its complete Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2010, including financial statements and footnotes, to any record or any beneficial owner of its Common Stock as of April 4, 2011, who requests a copy of such report.
Any request for the Form 10-K report should be in writing addressed to:

                            Mr. George R. Kirkland
                    Southwest Georgia Financial Corporation
                                 P.O. Box 3488
                         Moultrie, Georgia 31776-3488

      You may also obtain copies of the Corporation's Form 10-K from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, Room 1580, F. Street, N.E., Washington, D.C. 20549. Please call the SEC at
(800) SEC-0330 for further information.

      If the person requesting the report was not a shareholder of record on April 4, 2011, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibit to the Form 10-K will be furnished on request and upon receipt of the payment of the Corporation's expense in furnishing the exhibits.

             NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

      We have posted materials related to the 2011 annual meeting on the Internet. The following materials are available on the Internet at http://www.sgfc.com/pdf/2010annualreportandproxy.pdf:

   *  This Proxy Statement for the 2011 Annual Meeting, and

   * The Corporation's 2010 Annual Report to Shareholders, which includes the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

      The following table sets forth as of March 8, 2011, beneficial ownership of the Corporation's Common Stock by each "person" (as that term is defined by the Securities and Exchange Commission) known by the Corporation to be the beneficial owner of more than 5% of the Corporation's common stock, by each director and named executive officers of the Corporation and all directors and named executive officers as a group.

                                              Amount and Nature of
                                                of Beneficial       Percent
Name of Beneficial Owner                          Ownership (1)    of Class
The Employee Stock Ownership Plan and Trust
  of  Southwest Georgia Financial Corporation      293,209          11.45%
Cecil H. Barber                                     27,372           1.07%
John J. Cole, Jr.                                   56,902           2.22% (2)
DeWitt Drew                                         11,331            *    (3)
Michael McLean                                      88,344           3.45% (4)
Richard L. Moss                                     25,442            *
Roy H. Reeves                                       27,434           1.07%
Johnny R. Slocumb                                   51,752           2.02%
M. Lane Wear                                         7,221            *
Marcus R. Wells                                      9,411            *    (5)
C.Wallance Sansbury                                  3,519            *    (6)
Charles R. Lemons                                    2,036            *
George R. Kirkland                                  36,816           1.44% (7)
Jeffery E. Hanson                                        0            *
All Directors and Named Executive Officers as
a Group (13 persons)                               577,351          22.54%
 * Indicates less than one percent (1%).

(1) Based on 2,561,717 shares outstanding as of March 8, 2011, which includes shares underlying outstanding stock options exercisable within 60 days of the record date, which are deemed to be outstanding for purposes of calculating the percentage owned by a holder.

(2) Includes 43,555 shares allocated to the account of Mr. Cole in the Employee Stock Ownership Plan and Trust, over which shares Mr. Cole exercises voting power.

(3) Includes 6,197 shares allocated to the account of Mr. Drew in the Employee Stock Ownership Plan and Trust, over which shares Mr. Drew exercises voting power.

(4) Includes 75,025 shares of which Mr. McLean holds the voting power of attorney for E. J. McLean, Jr.

(5) Includes 6,000 shares of which Mr. Wells holds the voting power of attorney for Hiller M. Gammage, Jr.

(6) Includes 2,353 shares allocated to the account of Mr. Sansbury in the Employee Stock Ownership Plan and Trust, over which shares Mr. Sansbury exercises voting power.

(7) Includes 11,333 shares allocated to the account of Mr. Kirkland in the Employee Stock Ownership Plan and Trust, over which shares Mr. Kirkland
exercises voting power.               -4-

                             ELECTION OF DIRECTORS

      The bylaws of the Corporation provide that the Board of Directors shall consist of not less than five nor more than 25 directors. The exact number of directors is currently set at nine by Board resolution. However, the number of directors may be increased or decreased within the foregoing range from time to time by the Board of Directors or by resolution of the shareholders.

      The terms of office for directors continue until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until earlier resignation, removal from office, or death.

      Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee. Management of the Corporation has no reason to believe that any nominee will not serve if elected.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

      The following information as of April 5, 2011, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

Name (Age)                            Information about Nominee
Cecil H. Barber (46)   A director of Southwest Georgia Bank (the "Bank") and
                       the Corporation since 1999, Mr. Barber is Vice President
                       of Barber Contracting, a general contracting company.
                       Mr. Barber earned a Bachelor of Science degree in Civil
                       Engineering from Georgia Institute of Technology. Also,
                       he has participated in various internally provided
                       training workshops for directors.  Mr. Barber's business
                       experience and familiarity with the local community and
                       businesses deems him qualified as a board member.

John J. Cole, Jr. (61) A director of the Bank and of the Corporation. Mr. Cole became Executive Vice President and Cashier of the Bank and Executive Vice President of the Corporation in 2002.
                       Previously, he had been Senior Vice President and Cashier of the Bank and Senior Vice President of the Corporation since 1992. He has served in various other positions with the Bank since 1976 and the Corporation since 1981. Mr. Cole earned a Bachelor of Science degree in Business Administration from Valdosta State
                       University. Mr. Cole graduated from the School for Bank
                       Administration at the University of Wisconsin as well as Stonier Graduate School of Banking. Also, he has participated in various internally provided training workshops for directors. Mr. Cole's education and vast knowledge of the banking industry and the operation of the Bank are assets to the Board.
                                      -5-

DeWitt Drew (54)       Mr. Drew has been President and Chief Executive Officer
                       of the Bank and Corporation since May 2002. Previously,
                       he served as President and Chief Operating Officer
                       during 2000 and 2001 and Executive Vice President
                       during 1999 for the Bank and Corporation. Mr. Drew
                       earned a Bachelor of Science degree in Business
                       Administration with a concentration in Accounting
                       from the University of South Alabama. He is a graduate
                       of The Graduate School of Banking of the South at
                       Louisiana State University. Also, he has participated
                       in various internally provided training workshops for
                       directors.  Mr. Drew's role in leading the Corporation
                       and the Bank and breadth of banking education and
                       experience are critical to the Board in this challenging
                       economic environment.

Michael J. McLean (64) Chairman of the Board of the Corporation and Presiding
                       Director of the Bank since 2006, Mr. McLean has been a director of the Bank and Corporation since 1999. Mr.
                       McLean is the owner of McLean Engineering Company, Inc., an engineering consulting firm. Mr. McLean earned
                       Bachelor of Science degrees in Textiles and Electrical
                       Engineering from Georgia Institute of Technology. Also, he has participated in various internally provided training workshops for directors. Mr. McLean's professional experience as a successful entrepreneur and his long-term board directorship are essential to the Board.

Richard L. Moss (59)   Vice Chairman of the Board of the Corporation and
                       Assistant Presiding Director of the Bank since 2006,
                       Mr. Moss has been a director of the Bank since 1980 and
                       of the Corporation since 1981.  Mr. Moss is President
                       of Moss Farms. Mr. Moss earned a Bachelor of Science
                       degree in Agricultural Economics from North Carolina
                       State University.  Also, he has participated in
                       various internally provided training workshops for
                       directors. Mr. Moss's extensive agricultural knowledge
                       and experience within the agricultural community, which
                       is a big part of the Bank's customer base, are
                       invaluable to the Board.

Roy H. Reeves (51)     A director of the Bank and the Corporation since 1991,
                       Mr. Reeves is the owner of Reeves Properties, L.P., a
                       property rental company. Mr. Reeves earned a Bachelor
                       degree in Business Administration from the University
                       of Georgia. He has attended several Georgia Bankers
                       Association sponsored bank director training programs.
                       Also, he has participated in various other internally
                       provided training workshops for directors.  Mr. Reeves's
                       professional experience in real estate projects offer a
                       unique insight into the markets in which we operate.






                                      -6-

Johnny R. Slocumb (58) A director of the Bank and the Corporation since 1991,
                       Mr. Slocumb is the owner of Slocumb and Associates, Inc., a company which offers real estate and insurance services. Mr. Slocumb earned a Bachelor of Science degree in Business from Georgia Southwestern College.
                       Also, he has participated in various internally provided training workshops for directors. Mr.
                       Slocumb's business insight, especially in the real estate and insurance industries, and knowledge of our market are necessary to direct the Corporation.

M. Lane Wear (59)      A director of the Bank and of the Corporation since
                       2007. Mr. Wear is a Certified Public Accountant and has
                       been a partner with Vines, Wear and Mangum, LLP since
                       1986.  Mr. Wear earned a Bachelor of Business
                       Administration degree from Georgia Southern College.
                       Also, he has participated in various internally provided
                       training workshops for directors. Mr. Wear's accounting
                       background and financial acumen are imperative to the
                       Board.

Marcus R. Wells (53)   A director of the Bank and of the Corporation since
                       2007. Mr. Wells is a licensed physical therapist and
                       has been owner and Chief Executive Officer of Alliance
                       Rehab, Inc., d/b/a Moultrie Physical Therapy &
                       Rehabilitation since January 2004. Previously, he was
                       employed from 1999 to March 2003 and was managing
                       partner from April 2003 to December 2003 by Moultrie
                       Physical Therapy & Rehabilitation. Also, Mr. Wells has
                       been Chief Executive Officer of POINT, Inc.,
                       (Prevention of Occupational & Industrial Trauma) since
                       1998.  Mr. Wells earned an Associate in Arts degree
                       from Tallahassee Community College and a Bachelor of
                       Science degree in Physical Therapy from Florida A & M
                       University. He has earned certificates from Community
                       Bankers Association of Georgia and from Terry College
                       of Business (University of Georgia) in bank director and
                       fundamentals training. Also, he has participated in
                       various other internally provided training workshops
                       for directors.  Mr. Wells' broad director training, ties
                       to the local community, and business experience deems
                       him qualified as a board member.

      There are no family relationships between any director, executive officer, or nominee for director of the Corporation or any of its subsidiaries.

Meetings and Composition of the Board of Directors

      The Board of Directors held 12 regular meetings and two called meetings during 2010. All of the directors attended at least seventy-five percent (75%) of the Board and committee meetings held during 2010 and their tenure as directors. Directors are expected to be present at all Board of Directors meetings of the Corporation.



                                      -7-

      The Board has determined that seven of the nine members of the Board of Directors are "independent" as defined under applicable federal securities laws and listing standards of the NYSE Amex ("NYSE Amex"). The
"independent" directors are Masseurs Barber, McLean, Moss, Reeves, Slocumb, Wear, and Wells.

Board Leadership Structure and Role in Risk Oversight

      The Corporation is led by Mr. DeWitt Drew who serves as the President and Chief Executive Officer. Mr. Drew has been President and Chief Executive Officer since 2002. The Board of Directors is led by Michael J. McLean as Chairman and is comprised of nine directors total, seven of whom have been determined to be independent directors. Each of the Audit, Personnel and Nominating committees of the Board of Directors are comprised entirely of independent directors.

      The Chief Executive Officer is responsible for oversight of the day-to-day operations and business affairs of the Corporation, including directing the business conducted by the employees, managers and officers of the Corporation. The Chairman is responsible for leading the Board of Directors in its duty to oversee the management of the business and affairs of the Corporation and ensuring that he and the other directors act in the best interest of the Corporation and its shareholders.

      Risk oversight of the Corporation is the responsibility of the Board of Directors. It administers this oversight function by evaluating various components of risks to the Corporation at each meeting of the Board. The current structure of the Board of Directors is appropriate for the Corporation at this time and facilitates careful oversight of risk for the Corporation by the independent directors. The Corporation believes it is important to maintain the separate roles of the Chairman of the Board and the Chief Executive Officer. This allows the Chairman to be an independent leader for the Board of Directors as well as a liaison between the Board of Directors and management. The independent directors met in executive session without the non-independent directors and management one time in 2010. This executive session of the Board of Directors allowed the Board of Directors to review key decisions and discuss matters in a manner that is independent of senior management and non-independent directors.

Committees of the Board of Directors

      The Board of Directors has established three committees, a Personnel Committee, an Audit Committee, and a Nominating Committee.

Personnel Committee

      The Personnel Committee is composed of four members, Cecil Barber, Michael J. McLean, Richard L. Moss, and M. Lane Wear. The Board of Directors has determined that all of these directors are "independent" under applicable federal securities laws and listing standards of the NYSE Amex. The Personnel Committee held six meetings during 2010.

      The Personnel Committee is responsible for establishing and administering the policies that govern the compensation arrangements for executive officers and other employees. The Personnel Committee is also responsible for oversight and administration of certain executive and employee compensation and benefit plans, including the Pension Retirement Plan (the "Pension Plan"), the Supplemental Retirement Plan (the "Supplemental Plan"),
                                      -8-

the 401(K) Plan, the Director's and Executive Officer's Stock Purchase Plan (the "Stock Purchase Plan") and the Key Individual Stock Option Plan (the "Option Plan"). It periodically reviews and makes recommendations to the Board with respect to Directors Compensation.

Audit Committee

      The Audit Committee presently consists of four directors, Richard L. Moss, Marcus R. Wells, M. Lane Wear, and Johnny R. Slocumb. The Audit Committee held 11 meetings during 2010.

      The Board of Directors has determined that all of the members of the Audit Committee are "independent" under applicable federal securities laws and listing standards of the NYSE Amex and have sufficient knowledge in financial and accounting matters to serve on the Audit Committee, including the ability to read and understand fundamental financial statements. Mr. Wear, CPA, the chairman of the Audit Committee, qualifies as "financially sophisticated" under the listing standards of the NYSE Amex or an "audit committee financial expert" under the federal securities laws.

      The Audit Committee is responsible for recommending the selection of independent auditors; meeting with the independent auditors to review the scope and results of the audit; reviewing with management and the internal auditor the systems of internal control and the internal audit reports; and ascertaining that any and all operational deficiencies are satisfactorily corrected.

Nominating Committee

      The Board of Directors has a standing Nominating Committee that presently consists of seven members, Cecil Barber, Richard L. Moss, Michael J. McLean, Roy H. Reeves, M. Lane Wear, Johnny R. Slocumb, and Marcus R. Wells. The Nominating Committee nominates all directors and presents a slate of nominees for the Board of Directors to be approved by a majority of independent directors. The Board has determined that all of the members of the Nominating Committee are "independent" under applicable federal securities laws and listing standards of the NYSE Amex. The Board of Directors has adopted a written Nominating Committee Charter that is annually reviewed and assessed.

Charters

      The Board of Directors has adopted written Personnel, Audit, and Nominating Committee Charters that are annually reviewed and assessed. The charters are all posted on the Corporation's website, www.sgfc.com.

Director Nominations

      A candidate for the Board of Directors must meet the eligibility requirements set forth in the Corporation's bylaws and in any applicable Board or committee resolutions. The Nominating Committee considers diversity in qualifications and characteristics that it deems appropriate from time to time when selecting individuals to be nominated for election to the Board of Directors. These qualifications and characteristics may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, age, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions. In addition, prior to nominating an existing
                                      -9-

director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director's Board and committee attendance, performance, and length of Board service.

      The Nominating committee will consider in accordance with the analysis described above all director nominees properly recommended by shareholders. Any shareholder wishing to recommend a candidate for consideration as a possible director nominee for election at an upcoming meeting of shareholders must provide written notice to Mr. George R. Kirkland, Southwest Georgia Financial Corporation, P. O. Box 3488, Moultrie, GA, 31776-3488 pursuant to the deadlines described in "Shareholders Proposals and Director Nominations."

Code of Ethical Conduct

      The Corporation has adopted a Code of Ethics Policies and Procedures designed to promote ethical conduct by all of the Corporation's directors,
officers, and employees.   The Code of Ethics Policies and Procedures
includes a Code of Ethical Conduct for the Chief Executive Officer and Senior Financial Officers which sets forth standards applicable to all officers, directors, and employees but has provisions specifically applicable to the Chief Executive Officer and the principal financial officer. The Code of Ethics Policies and Procedures complies with the federal securities law requirement that issuers have a code of ethics applicable to the chief executive officer and principal financial officer, and the NYSE Amex requirement that listed companies have a code of ethical conduct applicable to all directors, officers, and employees. The Corporation's Code of Ethical Conduct applicable to the Chief Executive Officer and the principal financial officer is posted on its website, www.sgfc.com. The Corporation has not had any amendment to or waiver of the Code of Ethical Conduct. If there is an amendment or waiver, the Corporation will post such amendment or waiver on its website.

                            EXECUTIVE COMPENSATION

Overview and Philosophy

      The objective of the Corporation's compensation program is to offer a compensation package that will attract, motivate, reward, and retain high-performing and dedicated employees. The package must balance competitive need and individual performance with affordability. The package must also provide financial security for employees and dependents upon retirement, disability, or death. The compensation program is designed to reward performance, longevity, professional growth, initiative, and increased responsibility.

Administration

      The Personnel Committee of the Corporation reviews, evaluates, and approves compensation and benefits for all officers, including the "Named Executive Officers", who are DeWitt Drew, who is President and Chief
Executive Officer of the Corporation and the Bank, Charles R. Lemons, who is President and Chief Executive Officer of Empire Financial Services, Inc., a subsidiary of the Bank, and John J. Cole, Jr., who is Executive Vice President of the Corporation and the Bank, and also reviews general policy matters relating to compensation and benefits. The executive officers recommend to the Personnel Committee compensation for other employees based on comparison to compensation data received from banking related compensation and benefits
surveys.                             -10-

      All remuneration paid to the Corporation's officers during the year ended December 31, 2010, was paid by subsidiaries of the Corporation.

Elements of Compensation

      Annual Base Salary and Cash Bonus. Executive officer annual base salary and bonus awards are determined by the Personnel Committee with reference to Corporation-wide, divisional, and individual performance for the previous fiscal year based on a wide range of measures, which include comparisons with competitors' performance and internal goals set before the start of each fiscal year and by comparison to the level of executive officers' compensation of other financial institutions of comparable size in comparable markets. No relative weights are assigned for these factors.

      The Personnel Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and in comparable markets. In keeping with this belief, the Committee consistently participates in and uses compensation and benefit surveys from the Georgia Bankers Association and the Bank Administration Institute and measures the Corporation's performance with peer comparison from the Federal Financial Institution Examining Council Peer Group Report.

      During 2010, the Personnel Committee set annual salary and bonus for the Named Executive Officers in 2010 based primarily on Corporation-wide performance. The Personnel Committee believes that returns on assets ("ROA") and equity ("ROE") are the most appropriate measures for evaluating this performance.

      In 2010, the Corporation had net income of $1.9 million, a slight increase of $43 thousand when compared with the previous year's net income, and the ROA dropped to 0.62% and ROE declined to 6.89%, compared to ROA of 0.65% and ROE of 7.48% in 2009. Also, net income, ROA and ROE were less than the 2010 performance goals of $2.0 million in net income, ROA of 0.70% and ROE of 8.38%. Certain events occurred in 2010 that affected net earnings causing the Corporation to not meet its 2010 performance goals. Specifically, the Corporation recognized a provision for market value changes of foreclosed properties of $275 thousand as well as decreased interest income from investment securities. Interest income from investment securities decreased by $1.0 million mainly due to selling higher yielding mortgage-backed securities and corporate notes and reinvesting the proceeds into lower yielding investments. The net gain on sale of securities only partially offset the loss of interest from the sale of the security investments. These sales reflected the repositioning of our investment portfolio to shorten the duration and reduce both credit and interest rate risk.

      In view of the Corporation's 2010 performance, all of the Named Executive Officers received raises in their annual salary up to 3% and two Named Executive officers received no bonuses and one received a bonus of approximately 7%. In 2009, Named Executive Officers' salary increases were 4% and bonuses were 4%. The Named Executive Officers' base salaries and annual bonuses for 2010 are listed in "Executive Compensation - Summary Compensation Table".

      Equity Incentive Awards. The Corporation did not grant any equity incentive awards in fiscal year 2010 to the Named Executive Officers or any other employee or director.

                                     -11-

Retirement and Other Benefits

      The Corporation offers retirement and other benefits that the Personnel Committee believes provides employees with a highly competitive package of benefits. The Corporation believes these forms of compensation enhance the ability to competitively search, hire, and retain a strong competent executive staff, and that the 401(k) Plan, ESOP and Stock Purchase Plan encourage corporate ownership among employees.

      Pension Plan. The Corporation's Pension Plan is a qualified noncontributory defined benefit pension plan and is described in "Executive Compensation - Pension Benefits". During the fourth quarter of 2006, the Corporation froze the Pension Plan.

      401(k) Plan. In place of the frozen Pension Plan, the Corporation adopted the Southwest Georgia Bank 401(k) Plan effective January 1, 2007 (the "401(k) Plan") for the benefit of almost all of the employees who attain the age of 21 years and complete a year of service. The 401(k) Plan is a qualified defined contribution plan as provided for under Section 401(k) of the Internal Revenue Code. This 401(k) Plan will match contributions dollar for dollar for the first 4% of compensation that each participant defers into the 401(k) Plan each payroll period. The 401(k) Plan allows for a discretionary match in excess of 4% and for participants to defer up to 80% of their compensations, subject to the maximum deferrals permitted under the Internal Revenue Code. In 2010, the Corporation matched up to 4% of compensation for Mr. Drew, Mr. Lemons, and Mr. Cole in the amounts of $8,165, $6,449, and $5,732, respectively.

      Employee Stock Ownership Plan. The Corporation has a qualified, nondiscriminatory Employee Stock Ownership Plan ("ESOP") administered by an ESOP Committee, and its assets are held and managed by a trustee. This ESOP is designed to motivate and reward employees as corporate owners and to provide to eligible employees additional retirement benefits. The ESOP covers almost all employees who have completed at least two years of service. Contributions to the ESOP are at the discretion of the Board of Directors and are allocated to participants who are actively employed on the last day of the plan year and who have completed a year of service for such year (as defined in the ESOP). The annual amount of the contribution is determined by taking into consideration the prevailing financial conditions and fiscal requirements of the Corporation. The total annual contribution is limited by the amount that the Corporation can deduct for federal income tax purposes. Each eligible participant's contribution is based on a percentage of annual compensation. This form of compensation plan supports the Corporation's overall mission statement to attain motivated and dedicated employees. In 2010, the Corporation's subsidiaries made ESOP contributions to Mr. Drew, Mr. Lemons, and Mr. Cole in the amounts of $3,485, $2,538, and $2,392, respectively.

      Supplemental Retirement Plan. The Corporation's Supplemental Plan is a non-qualified retirement plan which provides benefits for any excess annual retirement benefits which cannot be paid under the Pension Plan and ESOP, and is described in "Executive Compensation - Pension Benefits". There was no impact to the ESOP part of this plan as a result of the frozen Pension Plan. Mr. Drew is the only active participant in the Supplemental
Retirement Plan and the Bank made no contribution for Mr. Drew in 2010.



                                     -12-

      Stock Purchase Plan. The Corporation has adopted the Stock Purchase Plan for executive officers and directors of the Corporation. The plan provides that participants may elect to contribute up to $500 monthly of salary or directors' fees and receive corporate common stock with an aggregate value of 1.5 times the contribution. The maximum level of monthly contribution is set by the Board of Directors. In 2010, the Corporation contributed $3,000 to the Stock Purchase Plan accounts of Mr. Drew and Mr. Lemons and $1,500 to the Stock Purchase Plan account of Mr. Cole.

      Insurance. The Corporation provides to all employees group term life insurance benefit of 2.5 times their annual base salary not to exceed $350,000. The Corporation's subsidiaries paid premiums of $828, $1,548 and $2,328, respectively, for Mr. Drew, Mr. Lemons and Mr. Cole during 2010.
The excess premium paid over $50,000 of life insurance benefit is non-cash compensation to the employee. Mr. Drew was the only management officer with bank owned life insurance compensation of $910 during 2010.

Employment Contracts and Change in Control Arrangements

      DeWitt Drew. On October 1, 2003, the Corporation and the Bank entered into an employment agreement with DeWitt Drew. Under the employment agreement, Mr. Drew serves as the President and Chief Executive Officer of the Corporation and the Bank and is entitled to receive an annual base salary (currently $204,000) which is subject to normal annual increases as shall be determined by the Board of Directors of the Corporation from time to time. The employment agreement commenced on October 1, 2003, and is for a rolling five-year term that is extended for an additional day each day of his employment. In addition to the base salary, Mr. Drew is eligible to earn incentive or bonus compensation in accordance with such bonus plan as may be established by the Board of Directors of the Corporation for the fiscal year. Mr. Drew receives benefits of the kind customarily granted to other executives of the Bank and the Corporation, including participation in the Corporation's benefit plans. The Bank also pays the premiums on a $1 million split dollar life insurance policy for Mr. Drew. If Mr. Drew's employment terminates for any reason, he agrees not to provide banking services or solicit certain bank customers within certain geographical limits for a period of two years after such termination.

      If Mr. Drew's employment is terminated for Cause (as defined in the agreement) or if he voluntarily terminates his employment, the Bank and the Corporation will have no further financial obligation to him. The stock options that are vested as of the termination date will be exercisable for 90 days and then terminate. If Mr. Drew's employment is terminated without cause or by Mr. Drew for Good Reason (as defined) after a Change in Control (as defined), he is entitled to the salary and medical benefits provided to him under the agreement for the remainder of the then current term, subject to the terms and conditions of the agreement. Any options he has been granted as of the termination date will immediately vest and expire upon their normal expiration date in the case of a change in control or one year in case of another termination without cause. If Mr. Drew's employment is terminated due to a disability, he shall continue to receive his salary for the remainder of the then current term and receive medical benefits until the earlier of the end of the then current term or he is entitled to disability coverage. If Mr. Drew's employment terminates because of death or disability, his options will vest and will expire upon their normal expiration date. In the event of any such termination at December 31, 2010, except as set forth below, Mr. Drew would have been entitled to $1,049,925, which is the sum of his present salary and medical benefits for the five-
year term.                           -13-

      Mr. Drew's employment agreement provides that the compensation and benefits provided for under the agreement shall be reduced or modified so as to insure that the payments thereunder do not constitute an "excess parachute payment" as defined under Section 280G of the Internal Revenue Code (an "Excess Severance Payment"). The agreement does not provide for the payment of any taxes or a gross-up of payments to pay any taxes in the event any of the compensation or benefits were considered to be an Excess Severance Payment.

      Charles R. Lemons. As of January 8, 2007, the Banks' subsidiary, Empire, entered into an employment agreement with Charles R. Lemons. On July 31, 2009, the Bank agreed to guarantee Empire's performance of its obligations under the employment agreement. Under the employment agreement, Mr. Lemons, who now serves as President and Chief Executive Officer of Empire, is entitled to receive an annual base salary (currently $157,845) subject to normal annual increases as determined by the Board of Directors from time to time. The employment agreement commenced on January 8, 2007, and is for a three-year term and shall automatically renew for an additional three-year term. In addition to the base salary, Mr. Lemons is eligible to earn incentive or bonus compensation in accordance with such bonus plan as may be established by the Board of Directors of the Corporation for the fiscal year. Mr. Lemons receives benefits of the kind customarily granted to other executives of the Bank and the Corporation, including participation in the 401(k) plan, disability insurance, medical insurance, and life insurance pursuant to the agreement. If Mr. Lemons' employment terminates for any reason other than without Cause (as defined in the agreement) or for Good Reason (as defined), he agrees not to provide banking services or solicit certain bank customers within certain geographical limits for a period of two years after such termination.

      If Mr. Lemons' employment is terminated for Cause or if he voluntarily terminates his employment, the Bank and the Corporation will have no further financial obligation to him. The stock options that are vested as of the termination date will be exercisable for 90 days and then terminate. If Mr. Lemons' employment is terminated without Cause or by Mr. Lemons for Good Reason, he is entitled to the salary and medical benefits provided to him under the agreement for one year, subject to the terms and conditions of the agreement. Any options he has been granted as of the termination date will immediately vest and be exercisable for one year and then terminate. If Mr. Lemons' employment is terminated due to a disability, he shall continue to receive his salary for one year and receive medical benefits until the earlier of one year or he is entitled to disability coverage. If Mr. Lemons' employment terminates because of death or disability, his options if any will vest and will expire upon their normal expiration date. In the event of any such termination at December 31, 2010, Mr. Lemons would have been entitled to $156,216, which is the sum of his present salary for one year.












                                     -14-

Summary Compensation Table

      The following table sets forth the annual and other compensation paid or accrued in 2010 for the Named Executive Officers. No other executive officers of the Corporation are required to be included in table and/or were paid $100,000 or more in total compensation during 2010.

                                            Annual Compensation
Name and Principal                                      All Other
Position During 2010         Year   Salary    Bonus   Compensation(1)   Total
DeWitt Drew                  2010  $202,515  $     0    $26,388 (2)   $228,903
President and CEO of the     2009  $193,980  $10,000    $22,426       $226,406
Corporation and the Bank

Charles R. Lemons            2010  $156,216  $10,804    $13,535       $180,555
President and CEO of Empire  2009  $152,018  $ 5,000    $10,629       $167,647
Financial Services, Inc.

John J. Cole, Jr.            2010  $138,288  $     0    $21,952 (3)   $160,240
Executive Vice President of  2009  $132,243  $ 5,000    $18,640       $155,883
the Corporation and the Bank

(1) Amounts shown include stock purchase plan contributions, 401(k) match, ESOP contributions, group term life insurance, and bank owned life insurance benefits.
(2) Includes director's fees for 2010 of $10,000.
(3) Includes director's fees for 2010 of $10,000.

Equity-Based Compensation

      The Corporation established the Key Individual Stock Option Plan to provide for the grant of stock options to officers of the Corporation. Although the plan is administered by the Personnel Committee of the Board of Directors, no new stock options or other awards have been granted under the plan since 2007. As of December 31, 2010, there were no outstanding equity awards under the Option Plan. The Corporation has never granted any other type of stock awards under the Option Plan or otherwise.

Pension Benefits

      The Corporation maintains the Pension Plan which was frozen effective December 31, 2006 as a result of the increasing costs to keep it funded. The cost of this plan which represents the current and future benefits of current and retired employees has been funded by the Corporation's subsidiaries. These benefits accrue based upon actuarial determinations employing the aggregate funding method. The compensation covered by the Pension Plan has included total annual compensation including bonuses and overtime pay. The employee benefits earned through December 31, 2006, are preserved and the funds will be maintained in a trust account to pay future benefits through retirement, but new benefits will not accrue under the Pension Plan. The portion of compensation which is considered covered compensation under the Pension Plan equals the annual salary and bonus amounts indicated in "Executive Compensation - Summary Compensation Table".

      All executive officers who exceed the maximum covered compensation limited by federal law of $245,000 are covered under the Corporation's
                                     -15-
Supplemental Retirement Plan. Any excess annual retirement benefit which could not be paid under the Pension Plan and ESOP because of the above federal limitation will be payable under the Supplemental Plan. During 2010, only DeWitt Drew, the Chief Executive Officer qualified for this Plan.

      Generally, when a participant retires, both the Pension Plan and the Supplemental Plan will pay to the participant benefits in the form of equal monthly installments for such participant's life unless the participant elects to have his retirement benefits payable under one of several optional forms of payment. The benefits are based on compensation and years of service and are taxable to the participant. The normal retirement age defined in the plan is 65.

Director Compensation

      All of the members of the Board of Directors of the Corporation also serve on the Bank's Board of Directors. Each Board member is compensated for his board services by the Bank. The annual director fees for the Chairman, Vice Chairman, and each director are $12,000, $8,400, and $4,800, respectively. In addition, directors are paid $400 for each Board meeting attended and $200 for each committee meeting attended (committee meeting attendance fees are paid only to outside directors). These fees remain unchanged as compared with 2009. There are three retired directors emeritus. A retired director emeritus at age 70 with at least seven years of directorship service is compensated $3,600 per year for five years. Directors may contribute their directors' fees to the Corporation's Stock Purchase Plan and receive common stock of the Corporation with an aggregate value of 1.5 times their contribution.

      The Corporation has a voluntary deferred compensation plan for the Board of Directors administered by an insurance company. The plan stipulates that if a director participates in the Plan for four years, the Corporation will pay the Director future monthly income for 10 years beginning at normal retirement age, and the Corporation will make specified monthly payments to the Director's beneficiaries in the event of his or her death prior to the completion of such 10-year payments. The plan is funded by life insurance policies, with the Corporation as the named beneficiary. This plan is closed to new director enrollment and participation. The only current participant is Richard L. Moss.

      The following table summarizes 2010 non-employee director compensation. There were no option or stock awards granted to directors for 2010, and directors do not participate in the Pension Plan or receive any non-qualified deferred compensation. Mr. Drew and Mr. Cole were the only employees on the Board of Directors for 2010 and their compensation for that service is described in "Executive Compensation - Summary Compensation Table". The Corporation believes that the total level of compensation for directors is reasonably comparable with other small public traded community bank holding companies.









                                     -16-

Director Compensation Table
                                Fees Earned      All Other
Name                          or Paid in Cash   Compensation   Total
Cecil H. Barber                   $19,200         $3,000      $22,200
Michael J. McLean                  25,200          3,000       28,200
Richard L. Moss                    15,600          3,000       18,600
Roy H. Reeves                      20,400          3,000       23,400
Johnny R. Slocumb                  15,400          3,000       18,400
M. Lane Wear                       14,600          3,000       17,600
Marcus R. Wells                    15,400          3,000       18,400

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      The Corporation has a written related person transaction policy that governs the review, approval and ratification of any transaction that would be required to be disclosed by the Corporation pursuant to Item 404 of Regulation S-K under the Securities Act of 1933. The Board of Directors of the Corporation or the Audit Committee must approve all such transactions under the policy.

      The Bank from time to time has had, and expects to have in the future, banking transactions in the ordinary course of business with officers and directors of the Corporation and other related persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features. At December 31, 2010, loans to officers, directors, and principal shareholders of the Corporation and the Bank and to other related persons amounted to $3,332,145. Also, during 2010, directors and executive officers had approximately $2,348,271 in deposits with the Bank.

                         REPORT OF THE AUDIT COMMITTEE

      The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board on May 24, 2000 and revised July 23, 2003. The Corporation's management is responsible for its internal accounting controls and the financial reporting process. The Corporation's independent accountants, Thigpen, Jones, Seaton & Co., P.C. ("Thigpen"), are responsible for performing an audit of the Corporation's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee was involved with the selection process and the approval of Thigpen as the Corporation's principal independent auditors. Also, the Audit Committee has approved Thigpen to provide some non-audit services related to improving the Corporation's internal audit program and performing an information technology audit.

      In keeping with its responsibilities, the Audit Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management and the independent accountants. The Audit Committee has
                                     -17-

discussed with the Corporation's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committee," as currently in effect. In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No.1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining their independence.

      The Audit Committee also discussed with management and the auditors the quality and adequacy of the Corporation's internal controls over financial reporting and the internal audit function's organization, responsibilities, budget, and staffing.

      Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Corporation's financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation's auditors are in fact "independent".

      Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the Audit Committee Charter, the committee recommended to the Board of Directors that the audited consolidated financial statements of the Corporation be included in the Annual Report on Form 10-K for the year ending December 31, 2010, for filing with the Securities and Exchange Commission.

      This report is respectfully submitted by the Audit Committee of the Board of Directors.
             Richard L. Moss               M. Lane Wear
             Johnny R. Slocumb             Marcus R. Wells

               INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

      Thigpen was the principal independent public accountant for the Corporation during the years ended December 31, 2010 and 2009.
Representatives of Thigpen are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. Subject to the vote of the shareholders, the Corporation anticipates that Thigpen will be the Corporation's accountants for the current fiscal year.

Audit Fees

      The aggregate fees billed for professional services by Thigpen for the audit of the Corporation and a review of Empire's annual financial statements and reviews of the Corporation's quarterly financial statements for 2010 and 2009 were $57,606 and $58,454, respectfully.
                                     -18-

Audit-Related Fees

      The aggregate fees billed for professional services by Thigpen for an agreed upon procedural review of the trust division and of the Bank's loan portfolio for 2010 and 2009 were $9,095 and $8,663, respectively. Other professional services billed for by Thigpen in 2010 and 2009 were for a Bank Secrecy Act procedures review for $4,190 and $3,990, respectfully, and Asset and Liability Management procedures review for $2,315 and $2,095, respectfully.

Tax Fees

      The aggregate fees billed for professional services by Thigpen for tax compliance for 2010 and 2009 were $7,026 and $6,866, respectively.


All Other Fees

      The aggregate fees billed for professional services by Thigpen for the Corporation in 2010 were the pension plan audit of $5,499, 401(k) plan audit of $4,961, and the information technology audit of $3,859. In 2009, the services performed and fees billed for the pension plan audit, 401(k) plan audit, and information technology audit were $5,237, $4,725 and $3,675, respectively.

      The Audit Committee approves all audit and non-audit services performed by the Corporation's independent public accountant.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, each executive officer, director and beneficial owner of 10% or more of the Corporation's Common Stock is required to file certain forms with the Securities and Exchange Commission ("SEC"). Based solely on its review of the copies of such reports received by the Corporation, or written representations from certain reporting persons, the Corporation believes that during the last fiscal year all Section 16 filing requirements applicable to its reporting persons were fulfilled with the exception of Charles R. Lemons, President and CEO of Empire. A Form 4 for Mr. Lemons
related to the sale of   259 shares of common stock was inadvertently filed
late.

                SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

      Any proposals of shareholders or recommendations for director nominees intended to be presented at the Corporation's 2012 Annual Meeting of Shareholders must be received by December 13, 2011, in order to be eligible for inclusion in the Corporation's Proxy Statement and Proxy for that meeting. The Corporation must be notified of any other matter intended to be presented by a shareholder at the 2012 Annual Meeting no later than February 26, 2012.

                          SHAREHOLDER COMMUNICATIONS

      The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors should send any communication in writing to Mr. George R. Kirkland, Southwest Georgia Financial Corporation, P. O. Box 3488, Moultrie, GA 31776-3488. Any such communication should state the number of shares
                                     -19-

beneficially owned by the shareholder making the communication. The communication will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is illegal or otherwise inappropriate.

                OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      Management of the Corporation knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Corporation.
                                           By order of the Board of Directors,
                                           /s/DeWitt Drew
                                           DeWitt Drew
                                           President and
                                           Chief Executive Officer
April 19, 2011







































                                     -20-